PRESS RELEASE

U.S. Tungsten Corp.

UPDATE ON CALVERT PROJECT SITE

HENDERSON, NV. November 25, 2103 - U.S. Tungsten Corp. (OTCBB-USTU) (the “company”) is pleased to provide the following update to our shareholders.

Although we were affected by the early winter storms at the Calvert Project site, approximately 50% of the geophysical survey was completed. Our technical advisors have indicated that the magnetic ‘signatures’ we would expect to find were present. Based upon these findings, our company will be applying to the U.S. Forest Service for permission to conduct confirmation drilling at the Calvert Project site. Once permission is received, our company hopes to commence the two to three week program at the earliest opportunity in 2014, based upon the weather and permitting constraints in Southwest Montana.

President, Barry Wattenberg said, “We have assembled advisors to this project with outstanding credentials. We hope to fully evaluate the ore-body and its commercial viability by mid-2014.”

U.S. Tungsten Corp. seeks to become the first domestic producer of tungsten in almost 50 years. Our company has staked substantial area in Southwest Montana including the historic Brown’s Lake Production area as well as the flagship Calvert Project.

Notice regarding forward looking statements

This news release contains "forward-looking statements", as that term is defined in Section 27A of the United States Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  Statements in this press release which are not purely historical are forward-looking statements and include any statements regarding beliefs, plans, expectations or intentions regarding the future.  Such forward-looking statements include, among other things, the receipt of drilling permits or the expected commencement of the drilling program, the commercial viability of any mineral resource that may be identified, and the results that may be obtained from any exploration work that may be conducted.

Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others, the inherent uncertainties associated with mineral exploration.  These forward-looking statements are made as of the date of this news release, and we assume no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements.  Although we believe that the beliefs, plans, expectations and intentions contained in this press release are reasonable, there can be no assurance that such beliefs, plans, expectations or intentions will prove to be accurate.  Investors should consult all of the information set forth herein and should also refer to the risk factors disclosure outlined in our current and periodic reports filed from time-to-time with the Securities and Exchange Commission.

For further information, please visit the company’s website: www.ustungsten.com

US Tungsten Corp.

Tel: 702-940-2323

Fax: 702-952-0400

email: info@ustungsten.com